--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549



                                     FORM 8-K/A



                                   CURRENT REPORT



                           Pursuant to Section 13 of the
                          Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported)   February 3, 1998




                               FOREST OIL CORPORATION
                 (Exact name of registrant as specified in charter)






        New York                      0-4597                   25-0484900
 (State or other juris-            (Commission               (IRS Employer
diction of incorporation)          file number)            Identification No.)



         2200 Colorado State Bank Building, 1600 Broadway, Denver, CO 80202
               (Address of principal executive offices)    (Zip Code)


        Registrant's telephone number, including area code:  (303) 812-1400

--------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On February 3, 1998, Forest Oil Corporation completed the acquisition of 13 oil and natural gas properties located onshore Louisiana. The properties were acquired from LLOG Exploration Company and its related entities. Total consideration of approximately $230,776,000 included one million shares of Forest's common stock and $216,557,000 of cash. The cash portion of the consideration was financed with the net proceeds from the sale of $75 million of the Company's 8 3/4% Senior Subordinated Notes due 2007, 1998 Series and borrowings under the Company's Credit Facility, the agent of which is The Chase Manhattan Bank.

Filed herewith are financial statements of the oil and gas properties acquired by the Company on February 3, 1998 and pro forma financial statements of the Company giving effect to such acquisition.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Audited Statement of Oil and Gas Revenue and Direct Operating and Production Expenses of the acquired properties for the year ended December 31, 1997.

         (b) Condensed pro forma combined financial statements of Forest Oil Corporation at December 31, 1997 and for the year ended December 31, 1997.

         (c)  Consent of Arthur Andersen LLP.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FOREST OIL CORPORATION
                                             (Registrant)



Dated:  April 9, 1998                   By   /s/ Daniel L. McNamara
                                             ---------------------------
                                             Daniel L. McNamara
                                             Secretary

          FOREST OIL CORPORATION

          STATEMENT OF OIL AND GAS
          REVENUE AND DIRECT OPERATING
          AND PRODUCTION EXPENSES FOR THE
          YEAR ENDED DECEMBER 31, 1997
          TOGETHER WITH AUDITORS' REPORT

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors of LLOG Exploration Company:

We have audited the accompanying statement of oil and gas revenue and direct operating and production expenses relating to Forest Oil Corporation's interest in certain oil and gas producing properties (the Properties) for the year ended December 31, 1997. This statement is the responsibility of management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K/A filed by Forest Oil Corporation) and is not intended to be a complete presentation of the revenue and expenses of the Properties mentioned above.

In our opinion, the statement referred to above presents fairly, in all material respects, the oil and gas revenue and direct operating and production expenses of the Properties for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP

New Orleans, Louisiana
February 12, 1998

                        FOREST OIL CORPORATION'S INTEREST IN

                      CERTAIN OIL AND GAS PRODUCING PROPERTIES


                        STATEMENT OF OIL AND GAS REVENUE AND

                      DIRECT OPERATING AND PRODUCTION EXPENSES

                                                          Year Ended
                                                       December 31, 1997
                                                       -----------------
OIL AND GAS REVENUE                                       $ 30,439,567

LESS: Direct operating and production
  expenses (including production taxes)                      5,261,844
                                                          ------------
REVENUE IN EXCESS OF DIRECT OPERATING AND
  PRODUCTION EXPENSES                                     $ 25,177,723
                                                          ------------
                                                          ------------



                 See accompanying notes to financial statement.

                 FOREST OIL CORPORATION'S INTEREST IN CERTAIN

                     OIL AND GAS PRODUCING PROPERTIES


               NOTES TO STATEMENT OF OIL AND GAS REVENUE AND

                  DIRECT OPERATING AND PRODUCTION EXPENSES


1.   BASIS OF PRESENTATION:

Forest Oil Corporation (the Company), acquired interests in certain oil and gas producing properties (the Properties) owned by LLOG Exploration Company (LLOG) and its affiliates. The closing date of the acquisition was February 3, 1998 and the net purchase price, subject to future adjustments as provided by the purchase and sale agreement, was approximately $230.8 million in cash and stock of the Company.

The accompanying statement of oil and gas revenue and direct operating and production expenses, which is prepared on the accrual basis of accounting, relates to the interests in producing oil and gas properties described above and may not be representative of future operations. The statement does not include Federal and state income taxes, interest, depletion, depreciation and amortization or general and administrative expenses because such amounts would not be indicative of those expenses which would be incurred by the Company. The statement includes oil and gas revenue and direct operating and production expenses, including production taxes of $1,792,875, for the entire period presented.

Generally, LLOG sells its oil and gas production to other affiliates of LLOG, who resell to other parties. Crude oil prices are based on the Louisiana Light Sweet posted field prices for crude oil purchases in the area. Gas prices are based on Inside FERC published prices.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

2.   SUPPLEMENTAL INFORMATION ON OIL AND GAS RESERVES (UNAUDITED):

The Company's internal reserve engineers prepared an estimate of the future net oil and gas reserves of the Properties as of February 3, 1998. The reserve quantity information has been derived from this estimate. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of development expenditures. The following reserve data represent estimates only and should not be constructed as the current market value of the property or the cost that would be incurred to obtain equivalent reserves.

Estimated quantities of proved net reserves include only those quantities that can be expected to be commercially recoverable at prices and costs in effect at the effective date of the acquisition, under existing regulatory practices and with conventional equipment and operating methods. Proved developed reserves represent only those reserves expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves include those reserves expected to be recovered from new wells on undrilled acreage or from existing wells on which relatively major expenditures are required for recompletion.

An analysis of the estimated changes in quantities of proved reserves for the year ended December 31, 1997 is shown below.

Estimated Quantities of Proved Reserves

                                                    Gas            Oil
                                                   (Mmcf)         (Mbbl)
                                                   ------         ------
   Proved Reserves:
      January 1, 1997                            116,223,100     13,272,710
      Production                                  (6,839,155)      (602,929)
      Revision of estimates and other                 37,055          1,219
                                                 -----------     ----------
      December 31, 1997                          109,421,000     12,671,000
                                                 -----------     ----------
                                                 -----------     ----------
   Proved Developed Reserves:
      January 1, 1997                             91,669,690      9,724,476
                                                 -----------     ----------
                                                 -----------     ----------
      December 31, 1997                           84,865,030      9,122,336
                                                 -----------     ----------
                                                 -----------     ----------

The following is a summary of a standardized measure of discounted future net cash flows related to the proved oil and gas reserves of the Properties. For these calculations, estimated future cash flows from estimated future production or proved reserves were computed using oil and gas prices as of the end of each period presented. Future development and production costs attributable to the proved reserves were estimated assuming that existing conditions would continue over the economic life of the properties, and costs were not escalated for the future. The Properties are not a separate tax paying entity. Accordingly, the standardized measure of discounted future net cash flows from proved reserves is presented before deduction of federal income taxes. The information presented below should not be viewed as an estimate of the fair value of the Properties, nor should it be considered indicative of any future trends.

           STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

                                                                   1997
                                                               -------------
   Future cash inflows                                         $ 503,840,460
   Future production and development costs                       (99,514,360)
                                                               -------------
   Future net cash flows                                         404,326,100
   10% annual discount for estimated timing of cash flows       (132,191,500)
                                                               -------------
   Standardized measure of discounted future net cash
     flows relating to proved reserves                         $ 272,134,600
                                                               -------------
                                                               -------------

An analysis of the sources of changes in the standardized measure of discounted future net cash flows relating to proved reserves on the pricing basis described above of the Properties for the year ended December 31, 1997 is shown below:

      Balance, January 1, 1997                                   $ 423,532,000

      Increase (decrease) in discounted future net cash flows:
         Sales of oil and gas, net of production expenses          (25,177,723)
         Accretion of discount                                      42,353,200
         Net change in sales price and production costs           (153,622,291)
         Revisions of estimates and other                          (14,950,586)
                                                                 -------------
      Balance, December 31, 1997                                 $ 272,134,600
                                                                 -------------
                                                                 -------------

The weighted average prices of oil and gas used with the above tables at January 1, 1997 were $23.62 per barrel and $4.10 per Mcf, respectively, and at December 31, 1997 were $16.82 per barrel and $2.66 per Mcf, respectively.

                               FOREST OIL CORPORATION
                 CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS


On February 3, 1998, Forest Oil Corporation (Forest) purchased interests in 13 oil and gas properties located onshore Louisiana (the Louisiana Acquisition) from a private company for total consideration of approximately $230,776,000. The consideration consisted of 1,000,000 shares of Forest Common Stock and approximately $216,557,000 of cash. The cash portion of the consideration was funded by borrowings under the Company's bank credit facility and from the issuance of $75,000,000 principal amount of 8 3/4% Senior Subordinated Debentures.

The following unaudited condensed pro forma combined balance sheet assumes that the Louisiana Acquisition occurred on December 31, 1997 and reflects the historical consolidated balance sheet of Forest giving pro forma effect to this transaction using the purchase method of accounting. The unaudited condensed pro forma combined balance sheet should be read in conjunction with the historical statements and related notes of Forest.

The following unaudited condensed pro forma combined statement of operations for the year ended December 31, 1997 assumes that the Louisiana Acquisition occurred as of January 1, 1997. The pro forma results of operations are not necessarily indicative of the results of operations that would actually have been attained if the transactions had occurred as of January 1, 1997. These statements should be read in conjunction with the historical financial statements and related notes of Forest and the Statement of Oil and Gas Revenue and Direct Operating and Production Expenses of the properties acquired included herein.

                               FOREST OIL CORPORATION
                CONDENSED PRO FORMA COMBINED BALANCE SHEET (NOTE A)
                                 DECEMBER 31, 1997
                                    (UNAUDITED)


                                       ASSETS

                                                          Louisiana   Pro Forma
                                               Forest    Acquisition   Combined
                                             Historical    (Note B)     Forest
                                             ----------  -----------  ---------
Current assets:
  Cash and cash equivalents                  $   18,191          -      18,191
  Accounts receivable                            65,720          -      65,720
  Other current assets                            4,649          -       4,649
                                             ----------    -------     -------
      Total current assets                       88,560          -      88,560

Net property and equipment, at cost             521,293    230,776     752,069
Goodwill and other intangible assets, net        26,243          -      26,243
Other assets                                     11,686          -      11,686
                                             ----------    -------     -------
                                             $  647,782    230,776     878,558
                                             ----------    -------     -------
                                             ----------    -------     -------

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                               59,719          -      59,719
  Accrued interest                                4,152          -       4,152
  Other current liabilities                       2,627          -       2,627
                                             ----------    -------     -------
      Total current liabilities                  66,498          -      66,498

Long-term debt                                  254,760    216,557     471,317
Other liabilities                                17,020          -      17,020
Deferred income taxes                            34,767          -      34,767

Minority interest                                12,910          -      12,910

Shareholders' equity:
  Common stock                                    3,632        100       3,732
  Capital surplus                               485,686     14,119     499,805
  Accumulated deficit                          (223,460)         -    (223,460)
  Foreign currency translation                   (4,031)         -      (4,031)
                                             ----------    -------     -------
      Total shareholders' equity                261,827     14,219     276,046
                                             ----------    -------     -------
                                             $  647,782    230,776     878,558
                                             ----------    -------     -------
                                             ----------    -------     -------

See accompanying notes to condensed pro forma combined financial statements.

                            FOREST OIL CORPORATION
        CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS (NOTE A)
                         YEAR ENDED DECEMBER 31, 1997
                                 (UNAUDITED)

                                                                                           Louisiana
                                                                            Louisiana     Acquisition     Pro Forma
                                                             Forest        Acquisition    Adjustments     Combined
                                                           Historical      Historical      (Note B)        Forest
                                                           ----------      -----------    -----------     ---------
Revenue:
  Marketing and processing                                  $184,399              -            -           184,399
  Oil and gas sales:
     Gas                                                     100,993         19,146            -           120,139
     Oil, condensate and natural gas liquids                  54,249         11,294            -            65,543
                                                            --------         ------       ------           -------

     Total oil and gas sales                                 155,242         30,440            -           185,682
                                                            --------         ------       ------           -------

  Total revenue                                              339,641         30,440            -           370,081

Operating expenses:
  Marketing and processing                                   175,847              -            -           175,847
  Oil and gas production                                      36,284          5,262            -            41,546
  General and administrative                                  16,864              -          750 (1)        17,614
  Depreciation and depletion                                  79,991              -       12,917 (2)        92,908
                                                            --------         ------       ------           -------

     Total operating expenses                                308,986          5,262       13,667           327,915
                                                            --------         ------       ------           -------

Earnings from operations                                      30,655         25,178      (13,667)           42,166

Other income and expense:
  Other (income) expense, net                                 (1,289)             -            -            (1,289)
  Interest expense                                            21,403              -       16,896 (3)        38,299
  Minority interest in earnings (loss) of subsidiary             108              -            -               108
  Translation loss on subordinated debt                        4,051              -            -             4,051
                                                            --------         ------       ------           -------

     Total other income and expense                           24,273              -       16,896            41,169
                                                            --------         ------       ------           -------

Earnings before income taxes and extraordinary item            6,382         25,178      (30,563)              997

Income tax expense (benefit)                                   3,293              -            -             3,293
                                                            --------         ------       ------           -------

Income (loss) from continuing operations                    $  3,089         25,178      (30,563)           (2,296)
                                                            --------         ------       ------           -------
                                                            --------         ------       ------           -------

Weighted average number of common shares outstanding          33,669              -        1,000 (4)        34,669
                                                            --------         ------       ------           -------
                                                            --------         ------       ------           -------

Income (loss) from continuing operations attributable to
  common stock                                              $  2,900              -            -            (2,485)
                                                            --------         ------       ------           -------
                                                            --------         ------       ------           -------

Basic income (loss) per share from continuing operations    $    .09              -            -              (.07)
                                                            --------         ------       ------           -------
                                                            --------         ------       ------           -------

Diluted income (loss) per share from continuing operations  $    .08              -            -              (.07)
                                                            --------         ------       ------           -------
                                                            --------         ------       ------           -------


 See accompanying notes to condensed pro forma combined financial statements.

                            FOREST OIL CORPORATION
          NOTES TO CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1997
                                 (UNAUDITED)

A.   BASIS OF PRESENTATION

The accompanying unaudited condensed pro forma combined balance sheet assumes that the Louisiana Acquisition occurred on December 31, 1997 and reflects the December 31, 1997 historical consolidated balance sheet of Forest giving pro forma effect to this transaction. The unaudited condensed pro forma combined balance sheet should be read in conjunction with the historical statements and related notes of Forest.

The accompanying unaudited condensed pro forma combined statement of operations for the year ended December 31, 1997 assumes that the Louisiana Acquisition occurred as of January 1, 1997. The pro forma results of operations are not necessarily indicative of the results of operations that would actually have been attained if the transaction had occurred as of January 1, 1997. These statements should be read in conjunction with the historical statements and related notes of Forest and the Statement of Oil and Gas Revenue and Direct Operating and Production Expenses of the acquired properties.

B.   ACQUISITION OF LOUISIANA PROPERTIES

On February 3, 1998, Forest purchased interests in 13 oil and gas properties located onshore Louisiana from a private company for total consideration of approximately $230,776,000. The consideration consisted of 1,000,000 shares of Forest Common Stock and approximately $216,557,000 of cash. The cash portion of the consideration was funded by borrowings under the Company's bank credit facility and from the issuance of $75,000,000 principal amount of 8 3/4% Senior Subordinated Debentures.

A pro forma adjustment has been made to the accompanying historical balance of Forest at December 31, 1997 to record the purchase price of the properties acquired and the related borrowings and stock issuance. The Common Stock issued was valued at $14,219,000 determined by reference to the quoted market price of Forest common shares during the period two days preceding and two days following execution of a definitive purchase and sale agreement.

The accompanying condensed pro forma combined statement of operations for the year ended December 31, 1997 has been adjusted to include the historical revenue and direct operating expenses of the Louisiana properties prior to the acquisition. In addition, the following pro forma adjustments have been made to the accompanying historical revenue and direct operating expenses of the Louisiana properties for the year ended December 31, 1997:

1. To adjust general and administrative expense to reflect increased costs associated with the Louisiana Acquisition.

2. To adjust depletion expense to reflect the pro forma combined depletion rate for the properties.

3. To increase interest expense for interest associated with the debt incurred in connection with the Louisiana Acquisition.

4. To adjust the weighted average shares outstanding to reflect shares issued in connection with the Louisiana Acquisition.

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in (i) the Registration Statements (Nos. 2-74151, 2-76946, 33-2748 and 33-59504) on Form S-8 of Forest Oil Corporation - Retirement Savings Plan of Forest Oil Corporation, (ii) the Registration Statement (No. 33-48440) on Form S-8 of Forest Oil Corporation - 1992 Stock Option Plan of Forest Oil Corporation, (iii) the Registration Statements (Nos. 33-47477 and 33-47478) on Forms S-2 and S-3 of Forest Oil Corporation - Common Stock issuable to Richard Dorn and resales thereof, (iv) the Registration Statement (No. 333-45839) on Form S-3 of Forest Oil Corporation of Common Stock issuable to LLOG Exploration Company and resales thereof, and (v) the Registration Statement (No. 333-30973) on Form S-3 of Forest Oil Corporation of Common Stock issuable to Saxon Petroleum Inc. and resales thereof, of our report dated February 12, 1998 relating to the statement of oil and gas revenue and direct operating and production expenses of Forest Oil Corporation's interest in certain oil and gas producing properties for the year ended December 31, 1997, which report appears on Form 8-K/A of Forest Oil Corporation dated February 3, 1998.



ARTHUR ANDERSEN LLP


New Orleans, Louisiana
April 9, 1998